                                   CREDIT AGREEMENT

Whereas UMB Bank Colorado (hereafter "Bank") has agreed to make available a $20,000,000 credit facility for CIBER, Inc. (hereafter "CIBER"), Bank and CIBER hereby agree to the following so long as any debt is owing to Bank by CIBER or any credit is available to CIBER from Bank:

1.   FINANCIAL REPORTING

     A.   CIBER will provide Bank:

     i) Its company's prepared consolidated balance sheet and consolidated income statement within 30 days of the previous month end, unless prohibited by the "public" ownership status of CIBER, in which case the statements will be provided quarterly within 45 days of the quarter end.

    ii) Its annual audited consolidated financial statements of within 120 days of the fiscal year end.

   iii) A Borrower's Certificate substantially in the form of Exhibit A attached within 30 days of the month end and an accounts receivable summary at the end of each calendar quarter.

2.   COLLATERAL

     The $20,000,000 credit facility for CIBER shall be on an unsecured basis.

3.   INTEREST RATE

     A) The interest rate on all outstanding borrowings owed to Bank by CIBER shall be 200 basis points above the three month London Interbank Offered Rate ("LIBOR") as quoted in the previous day's western edition of The Wall Street Journal for a term of 90 days.

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CREDIT AGREEMENT
CONTINUED
PAGE 2


4.   UNUSED CREDIT FACILITY

     CIBER will pay Bank an unused credit facility fee on the first $15,000,000 with no fee required on the remaining portion, quarterly in arrears, equal to .225% (annualized) of the average unused portion of the revolving credit facilities in the previous calendar quarter which has been made available by Bank to CIBER.

5.   TERMING OUT OF LOANS MADE FOR ACQUISITION PURPOSES

     At the Bank's option any amounts advanced under CIBER's credit facility for the purpose of making an acquisition may be converted to a one year term note based on a five year amortization of equal principal plus interest payments six months following the date of such advances. Any such loan amounts converted to a one year term loan will be subtracted from the $20,000,000 and the remaining amount will be available to CIBER as a revolving credit facility. At all times, any balance owing under the $20,000,000 credit facility, including any roll out note balances, shall not exceed 80% of accounts receivable that are less than 90 days past due.

6.   CROSS DEFAULT OF DEBT OWED TO BANK

     A default by CIBER on any of its debt over $25,000 owing to Bank shall be considered an event of default on all other debt owing to Bank by CIBER.

7.   TANGIBLE NET WORTH

     CIBER will maintain a minimum Net Worth of $35,000,000.

8.   LEVERAGE RATIO

     CIBER's total liabilities divided by Net Worth must not exceed 1.5 to 1.0 at any time.
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CREDIT AGREEMENT
CONTINUED
PAGE 3


9.   DEBT SERVICE COVERAGE RATIO

     CIBER will maintain a Debt Service Coverage Ratio of 1.5 to 1.0 which will be measured at the end of each calendar quarter. The numerator shall be the net income plus amortization for the just completed calendar quarter multiplied by four divided by a denominator of the current maturities of long term debt.

10.  NO QUARTERLY LOSS

     CIBER shall not report a net loss in any calendar quarter.

11.  LOANS TO OTHER PARTIES

     CIBER will not make loans to any person, corporation, company or partnership excluding its subsidiaries which exceed in aggregate $500,000.

12.  BANK ACCOUNTS AND SERVICE CHARGES

     CIBER's primary operating accounts will be maintained with Bank, or its affiliate banks, into which all CIBER's receipts will be deposited. The corporate banking services provided by Bank, and its affiliate banks, to CIBER will be placed on Account Analysis and such services may be paid for with account balances. If the account balances are not high enough to pay for the bank services used, CIBER agrees to pay Bank the deficiency amount for such services following the end of each calendar quarter.

13.  EVENT OF DEFAULT

     Failure to comply with any of the terms in this Credit Agreement shall constitute an event of default on the debt of CIBER owing to Bank with Bank having all the rights and remedies as contained in the loan notes. Bank shall have no obligation to make additional advances if Bank determines that CIBER is not in compliance with the terms of this Credit Agreement, Borrower's Certificate, or any other agreement with the Bank.


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CREDIT AGREEMENT
CONTINUED
PAGE 4


14.  OTHER AGREEMENTS

All rights and obligations arising under said other agreements or instruments or under this Credit Agreement, or both, shall be cumulative and independently applicable in all respects and shall not be limited in any fashion owing to the fact that provisions of said other agreements or instruments and this Credit Agreement may differ.

The undersigned hereby agree to the terms and conditions of this Credit Agreement as of December 1, 1997.



CIBER, INC.

By:  /s/ Mac J. Slingerlend
   ---------------------------

Name Printed: MAC J. SLINGERLEND

Title: PRESIDENT/CHIEF OPERATING OFFICER
       & TREASURER


UMB BANK COLORADO


By:  /s/ Ned C. Voth
   ---------------------------

Name Printed: NED C. VOTH

Title: CHAIRMAN AND
       CHIEF EXECUTIVE OFFICER